AMENDMENT NO. 4

                           Dated as of January 6, 2000

                                       to

                              TRANSACTION AGREEMENT

                            Dated as of July 12, 1998

                                 By and Between

                         THE BLACK & DECKER CORPORATION

                                       and

                                BUCHER HOLDING AG

                    AMENDMENT NO. 4 TO TRANSACTION AGREEMENT

          This Amendment No. 4 to Transaction Agreement ("Amendment No. 4") is made as of the 6th day of January, 2000, by and between The Black & Decker Corporation, a Maryland corporation ("Black & Decker"), and Bucher Holding AG, a Swiss corporation ("Buyer").

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, Black & Decker, through certain of its direct and indirect Subsidiaries, was engaged in the Glass Machinery Business;

          WHEREAS, Black & Decker and Buyer entered into a Transaction Agreement dated as of July 12, 1998 (the "Agreement") pursuant to which Black & Decker agreed to sell and Buyer agreed to purchase the Glass Machinery Business upon the terms and subject to the conditions set forth therein;

          WHEREAS, Black & Decker and Buyer entered into an Amendment No. 1 to Transaction Agreement dated as of September 21, 1998 amending the Agreement (the "First Amendment");

          WHEREAS, Black & Decker and Buyer entered into an Amendment No. 2 to Transaction Agreement dated as of November 20, 1999 amending the Agreement (the "Second Amendment");

          WHEREAS, Black & Decker and Buyer entered into an Amendment No. 3 to Transaction Agreement dated as of May 4, 1999 amending the Agreement (the "Third Amendment");

          WHEREAS, Black & Decker and Buyer desire to amend certain terms of the Agreement in accordance with the terms of this Amendment No. 4;

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements of the parties contained herein, the parties agree as follows:

          Section 1. DEFINITIONS. Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

          Section 2. AMENDMENTS. The Agreement, the First Amendment, the Second Amendment and the Third Amendment are hereby amended by (i) deleting the third sentence of subsection (d) of Section D.09, (ii) adding the words "and after" to the first sentence of subsection (e) of Section D.09 after the words "prior to", and (iii) adding the following new subsection (f) immediately at the end of Section D.09:


               (f) As of the Closing Date, the hourly employees of the Windsor Facility of the Emhart Glass Machinery Business were represented by the International Union of United Automobile, Aerospace and Agricultural Implement Workers of America, Amalgamated Local Union 376 (the "UAW") and their pension benefits were provided under the Hourly Employees Retirement Plan of Hartford Division, Emhart Industries, Inc. ("Seller's U.S. Hourly Pension Plan"). Since the Closing, the Buyer has decided to close the Windsor Facility and the employment of the US Transferred Employees of the Windsor Facility who are represented by the UAW (the "Transferred Union Employees") has been terminated. In connection with the termination of the employment of the Transferred Union Employees, the Buyer agreed to provide certain enhanced pension benefits to the Transferred Union Employees as set forth in a TERMINATION (PLANT CLOSING) AGREEMENT, dated June 30,1999, (the "Enhanced Pension Benefits"). Black & Decker shall cause the Seller's U.S. Hourly Pension Plan to be amended to provide for the continuing participation of the Transferred Union Employees in such plan and for the recognition of benefit accruals with respect to such Transferred Union Employees for service after the Closing Date and for the Enhanced Pension Benefits and, pending completion of the asset transfers contemplated by this Section D.09, any benefits that are payable to US Transferred Employees under the Seller's U.S. Hourly Pension Plan as so amended shall be paid or continue to be paid out of the Seller's U.S. Hourly Pension Plan and the amount of the assets to be transferred pursuant to subsection (d) of Section D.09 shall be adjusted, as provided in that subsection, to reflect all of such benefit payments in full.

          IN WITNESS WHEREOF, the parties hereto caused this Amendment No. 4 to be duly executed by their respective authorized officers on the day and year first above written.


                                  THE BLACK & DECKER CORPORATION


                                  By: /s/CHARLES E. FENTON
                                  Name: Charles E. Fenton
                                  Title: Senior Vice President


                                  BUCHER HOLDING AG


                                  By: /s/RUDOLPH HAUSER
                                  Name:  Rudolph Hauser
                                  Title: Chief Executive Officer